UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 9, 2021

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37509	47-3913221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2021, Daseke, Inc. (the “Company”), Daseke Companies, Inc., a wholly-owned subsidiary of the Company (the “Borrower”), and the Company’s other domestic subsidiaries party thereto entered into the Refinancing Amendment (Amendment No. 3 to Term Loan Agreement), dated as of March 9, 2021 (“Amendment No. 3”), with the financial institutions party thereto as lenders, Credit Suisse AG, Cayman Islands Branch, as predecessor administrative agent and collateral agent (the “Predecessor Agent”), and JPMorgan Chase Bank, N.A., as successor administrative agent and collateral agent. Amendment No. 3 amended certain terms of the Term Loan Agreement, dated as of February 27, 2017 (as amended, supplemented or otherwise modified from time to time prior to Amendment No. 3, the “Term Loan Agreement”), among the Company, the Borrower, the lenders from time to time party thereto and the Predecessor Agent.

Pursuant to Amendment No. 3, the Company prepaid, refinanced and replaced all of the issued and outstanding term loans, which had an aggregate principal amount of $484 million (the “Prior Term Loans”), under the Term Loan Agreement with $84 million in cash on hand and new replacement terms loans in an aggregate principal amount of $400 million (the “Replacement Term Loans”). The Replacement Term Loans have a scheduled maturity date of March 9, 2028 and an interest rate of LIBOR plus 4.00 percent (with a 0.75 percent LIBOR floor). The Prior Term Loans had a maturity date of February 27, 2024 and an interest rate of LIBOR plus 5.00 percent (with a 1.00 percent LIBOR floor). In addition, Amendment No. 3, among other things, (a) removed the Borrower’s total leverage financial covenant, which had been tested on a quarterly basis, (b) provided additional covenant flexibility in the form of increased debt, lien, investment, disposition and restricted payment baskets, and (c) replaced the Predecessor Agent with JPMorgan Chase Bank, N.A. as the successor administrative agent and collateral agent.

The foregoing description of Amendment No. 3 is not complete and is qualified in its entirety by reference to Amendment No. 3, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Refinancing Amendment (Amendment No. 3 to Term Loan Agreement), dated as of March 9, 2021, by and among the registrant, Daseke Companies, Inc. and each of the registrant’s other subsidiaries party thereto, the financial institutions party thereto as lenders, Credit Suisse AG, Cayman Islands Branch, as predecessor administrative agent and collateral agent, and JPMorgan Chase Bank, N.A., as successor administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

Date: March 10, 2021	By:	/s/ Soumit Roy
	Name:	Soumit Roy
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary